Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 T: +1 212 506 2500 F: +1 212 262 1910
March 17, 2023	www.mayerbrown.com Anna T. Pinedo T: +1 212 506 2275 F: +1 212 849 5767 apinedo@mayerbrown.com

Distribution Solutions Group, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

Re: Distribution Solutions Group, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Distribution Solutions Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offer from time to time, together or separately and in one or more series (if applicable), of up to $500,000,000 aggregate amount of any or all of the following securities: (i) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”), which may include senior debt securities and subordinated debt securities of the Company in one or more series; (iv) warrants of the Company to purchase the Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”); (v) subscription rights of the Company to purchase the Common Stock, Preferred Stock and/or Debt Securities (the “Subscription Rights”) and (vi) units of the Company comprised of one or more of the Common Stock, Preferred Stock, Debt Securities, Warrants or Subscription Rights, or any combination thereof (the “Units” and together with the Common Stock, Preferred Stock, Debt Securities, Warrants, and Subscription Rights, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities are to be issued from time to time pursuant to either a senior indenture (the “Senior Indenture”) to be entered into between the Company and an institution to be identified therein, as trustee (the “Trustee”), or a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures” and each, an “Indenture”) to be entered into between the Company and the Trustee.

The Warrants may be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.

The Subscription Rights may be issued from time to time pursuant to one or more subscription agreements (each, a “Subscription Rights Agreement”) to be entered into by the Company and one or more institutions, as subscription rights agents (each, a “Subscription Rights Agent”), and the Company’s stockholders or other subscribers, each to be identified in the applicable Subscription Rights Agreement.

The Units may be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company and one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement.

Distribution Solutions Group, Inc.

March 17, 2023

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Annual Report on Form 10-K of Lawson Products, Inc. for the year ended December 31, 2021, the Quarterly Report on Form 10-Q of Lawson Products, Inc. for the three months ended March 31, 2022 and the Company’s Current Reports on Form 8-K filed on February 24, 2022, April 28, 2022 and March 17, 2023. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

In such examination, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. When the Registration Statement has become effective under the Securities Act and when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2. When the Registration Statement has become effective under the Securities Act and upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When the Registration Statement has become effective under the Securities Act and when the terms of the Debt Securities to be issued under the applicable Indenture and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board, the Debt Securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

Distribution Solutions Group, Inc.

March 17, 2023

4. When the Registration Statement has become effective under the Securities Act and when the terms of the Warrant Agreements under which the Warrants of the Company are to be issued have been duly established and the Warrant Agreements have been duly executed and delivered and when the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company.

5. When the Registration Statement has become effective under the Securities Act and when the terms of the Subscription Rights Agreements under which the Subscription Rights of the Company are to be issued have been duly established and the Subscription Rights Agreements have been duly executed and delivered and when the terms of such Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement and when such Subscription Rights have been duly executed and authenticated in accordance with the applicable Subscription Rights Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Subscription Rights will constitute valid and legally binding obligations of the Company.

6. When the Registration Statement has become effective under the Securities Act and when the terms of the Unit Agreements under which the Units of the Company are to be issued have been duly established and the Unit Agreements have been duly executed and delivered and when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company.

In rendering the opinions expressed above, we have further assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the prospectus which is part of the Registration Statement (the “Prospectus”); (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (v) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.

Distribution Solutions Group, Inc.

March 17, 2023

We are opining only as to the matters expressly set forth herein and that no opinion should be inferred as to any other matter. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP